Exhibit 10.5

Ashtead Group plc 2017

Deferred Bonus Plan

First Adoption Date: 2 March 2017

Second Adoption Date: 2 March 2022

Expiry Date: 1 March 2027

Ashtead Group plc

Definitions and Interpretation

In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Acting In Concert has the meaning given to that expression in The City Code on Takeovers and Mergers as amended from time to time;

Annual Bonus Schedule means a statement in a form determined by the Company and issued for each Plan Year setting out a Participant’s contingent and/or Vested entitlement in respect of an Award as set out in Rule 1.2;

Award means a conditional entitlement to Bonus Units granted under the Plan;

Award Date means the date on which an Award is granted;

Bonus Plan Contribution means a contribution to a Participant’s Bonus Pool;

Bonus Plan Deduction means a deduction from a Participant’s Bonus Pool;

Bonus Plan Deduction Percentage means the percentage set by the Committee and used to calculate the Bonus Plan Deduction;

Bonus Plan Period means a number of consecutive Plan Years set by the Committee during which the Bonus Pool may receive Bonus Plan Contributions and may suffer Bonus Plan Deductions;

Bonus Pool means the Participant’s potential entitlement under the Plan from time to time;

Bonus Unit means a unit comprised in an Award, the Vesting and value of which determines the Payment to be received by a Participant;

Bonus Unit Price means the value of a Bonus Unit calculated in accordance with Rule 4;

Committee means the Remuneration Committee of the Board of directors of the Company or such other committee of the Board as may have been duly authorised for the purposes of determining executive remuneration and/or awards under this Plan, or the Board of directors of the Company;

Company Ashtead Group plc incorporated in England and Wales under company number 01807982;

Control has the meaning given to it by section 995 of the Income Tax Act 2007;

Dealing Restrictions means any restrictions imposed by legislation, regulation or any other code or guidance on share dealing with which the Company seeks to comply;

Dividend Equivalent means in respect of a Bonus Pool, a contribution equal to the value of dividends paid on Shares (or on a number of Shares equal to the number of Notional Shares) paid since the previous Measurement Date;

Eligible Employee means an individual who at the Award Date is in Relevant Employment;

Employees’ Share Scheme has the meaning set out in section 1166 of the Companies Act 2006;

Financial Year means the accounting reference period of the Company from time to time;

Grantor means

•	in relation to an Award made by the Company, the Committee;

•	in relation to an Award made by a Subsidiary, the Subsidiary.

Group means the Company and its Subsidiaries from time to time and Group Member shall be interpreted accordingly;

ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003;

London Stock Exchange means the London Stock Exchange plc or any successor body;

Maximum Annual Contribution means the maximum annual contribution set by the Committee in its discretion expressed as a percentage of the relevant Participant’s base salary which can be earned under the Plan in respect of the relevant Plan Year. The Maximum Annual Contribution for the Plan is 225% of base salary;

Measurement Date means a date set by the Committee in accordance with the Rules when the Committee shall make the determinations set out in Rule 4: there will normally be one Measurement Date in respect of each Plan Year, which shall normally fall at the end of each Plan Year;

Notional Share means an unsecured right to a Plan Share;

Participant means an Eligible Employee who holds an Award or, where the context permits, his legal personal representatives;

Payment means a transfer of cash and/or, at the discretion of the Committee, Shares and/or other assets in satisfaction of the value of Vested Bonus Units;

Payment Date means the date on which a Participant becomes entitled to a Payment as determined by the Committee;

Performance Targets means one or more performance targets imposed under Rule 3.1 and as substituted or varied in accordance with Rule 3.2;

Plan means the Ashtead Group plc 2017 Deferred Bonus Plan as amended from time to time;

Plan Account means a record of the value of a Participant’s Bonus Pool and changes thereto over the Bonus Plan Period.

Ashtead Group plc

Plan Year means a Financial Year of the Company or such period set by the Committee;

Relevant Employment means employment with any Group Member;

Reorganisation means any variation in the share capital of the Company, including but without limitation a capitalisation issue, rights issue, demerger or other distribution, a special dividend or distribution, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company;

Rules mean the rules of the Plan;

Shares means ordinary shares in the capital of the Company

Share Value means the closing mid-market price of a Share on the day before the Measurement Date.

Subsidiary has the meaning set out in section 1159 of the Companies Act 2006;

Tax means includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature, made by any competent authority and interest or penalties in respect thereof;

Taxable Year means the 12 month period in respect of which the Participant is obliged to pay US Tax or, if it would result in a longer period for the payment to be made, the 12 month period in respect of which the Participants’ employing company is obliged to pay tax;

Tax Payment means an amount of Tax paid or payable in respect of the grant or Vesting of an Award or receipt of a Payment;

Trustees means the trustees of any employee trust created by a Group Member which, when taken together with the Plan, constitutes an Employees’ Share Scheme;

US Tax Payer means a person who is subject to taxation under the tax rules of the United States of America;

Vest means the date on which the Committee exercises its discretion to determine the entitlement of a Participant to Bonus Units in accordance with Rules 4, 5 or 6 (and “Vesting” and “Vested” shall be construed accordingly);

Interpretation

•

In the Plan, save as provided for by law a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail.

•	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing the masculine shall include the feminine and neuter and vice versa.

•	A reference to a ‘person’ shall include bodies corporate, unincorporated associations, partnerships and any other body or entity.

•	A reference to these Rules shall include these Rules as amended or varied in accordance with its terms.

•	Clause headings do not form part of these Rules and are for convenience only and shall not be taken into account in the construction or interpretation of these Rules.

•

The expressions “hereunder’’, “herein”, “hereof” and “hereto” and similar expressions shall be construed as references to these Rules as a whole and not limited to the particular clause or provision in which the relevant reference appears.

•	Where the words include(s), including or in particular are used in these Rules, they are deemed to have the words “without limitation” following them.

Ashtead Group plc

1	Grant of Awards

1.1	Awards granted by Committee

1.1.1

The Committee may grant Awards to Eligible Employees at any time on or prior to the fifth anniversary of the Adoption Date for the Plan. Awards may not be granted after the fifth anniversary of the Adoption Date for the Plan.

1.1.2

Subject to the Rules, the Committee will in its absolute discretion decide whether or not any Awards are granted at any particular time and, if they are, who they are granted to and the terms of such Awards.

1.2	Procedure for granting Awards

Subject to the Rules, Participants to whom the Committee has decided to grant an Award will be advised of the Performance Targets applicable to the Award.

1.2.1	An Annual Bonus Schedule shall be issued to a Participant on the grant of an Award and for each Plan Year within the Bonus Plan Period.

1.2.3	An Annual Bonus Schedule shall state where relevant:

•	the Award Date;

•	the Bonus Plan Period and Plan Years within such period;

•	the number of Bonus Units on the grant of an Award (or Bonus Units outstanding for subsequent Plan Years);

•	the percentage of Bonus Units capable of Vesting at each Measurement Date;

•	the Maximum Annual Contribution;

•	the Bonus Plan Deduction Percentage;

•	whether a contribution in the form of a Dividend Equivalent shall be made to the Bonus Pool; and

•	any other terms and conditions applying to each Award.

1.2.4

A Participant may at any time prior to the Vesting of any of his Bonus Units renounce his Award by notice in writing to the Company of such intention. The renunciation shall be effective from the date of receipt of such notice by the Company. No consideration will be paid for the renunciation of the Award. To the extent that an Award is renounced, it will be treated for all purposes as having never been granted.

1.3	Who qualifies for Awards

An Award may not be granted to an individual who is not an Eligible Employee at the Award Date. Unless the Committee decides otherwise, an Award will not be granted to an Eligible Employee who on or before the Award Date has given or received notice of termination of employment (whether or not lawful).

2.	Plan Limits

2.1.1	A Payment may not be made if the result of making the Payment would be that the aggregate number of Shares issued or committed to be issued in the preceding ten-year period under

•	Payments made under the Plan; or

•	options or awards under any other discretionary Employees’ Share Scheme adopted by the Group; would exceed five per cent of the Company’s issued ordinary share capital at that time.

2.1.2	A Payment may not be made if the result of making the Payment would be that the aggregate number of Shares issued or committed to be issued in the preceding ten-year period under

•	Payments under the Plan; or

•	options or awards granted under any other Employees’ Share Scheme adopted by the Group; would exceed ten per cent of the Company’s issued ordinary share capital at that time.

2.1.3	For the purpose of the limits contained in this Rule 2:

Ashtead Group plc

•	for as long as required by the Investment Association guidelines, any treasury shares shall be included in the limit as if they were new issue shares;

•

there shall be disregarded any Shares where the right to acquire the Shares has lapsed or been renounced or where the Committee determines that the right to acquire Shares is incapable of being exercised;

•

there shall be disregarded any Shares which the Trustees have purchased, or determined that they will purchase, in order to satisfy a Payment or the exercise of an option or the vesting of other rights of an employee under any other Employees’ Share Scheme operated by the Group;

•

any Shares issued in satisfaction of a Payment, or on the exercise of an option or the vesting of other rights of an employee under any other Employees’ Share Scheme operated by the Group shall be taken into account once only (when the Payment is made or the option is granted or the right awarded) and shall not be disregarded when the Award Vests, the option is exercised or other rights vest.

3.	Performance Targets

3.1	Setting of Performance Targets

3.1.1	The Bonus Plan Contribution or Bonus Plan Deduction in respect of a Plan Year will be based on the extent to which the Performance Targets and any other conditions set by the Committee are satisfied.

3.2	Substitution, variation or waiver of Performance Targets

If an event occurs which causes the Committee to consider that any Performance Target for a Plan Year or any further condition imposed under Rule 3.1 subject to which an Award has been made is no longer appropriate, the Committee may substitute, vary or waive the Performance Target as it considers appropriate. The Award shall then take effect subject to the Performance Target or the other condition as substituted, varied or waived.

3.3	Notification of Participants

The Committee shall, as soon as practicable, notify each Participant concerned of any determination made by it under this Rule 3.

Ashtead Group plc

4.	Vesting of Awards

4.1	Vesting Process

4.1.1	Vesting of Bonus Units

Subject to Rule 10.1, Bonus Units shall be capable of Vesting on a Measurement Date in the percentage set out in the Annual Bonus Schedule for the relevant Plan Year.

4.1.2	Annual Calculation of Plan Account

On each Measurement Date throughout the Bonus Plan Period and for one additional Plan Year thereafter, the Committee will determine the value of a Participant’s Bonus Pool as at the Measurement Date, being:

•

the value of the Notional Shares in the Bonus Pool which were carried forward from the previous Measurement Date (if any), such value to be calculated using the Share Value as at the Measurement Date; and

•

any Bonus Plan Contribution or Bonus Plan Deduction to be made to the Bonus Pool for the Plan Year just ended (or for such shorter period as the Committee determines under Rules 5 and 6), based on the extent to which the Performance Targets have been satisfied for that Plan Year (or shorter period, as the case may be); and

•	the Dividend Equivalent, where it has been determined that such amount will be paid;

and each Plan Account will be revised accordingly. For the avoidance of doubt, a Participant’s Bonus Pool shall not consist of any actual cash, Shares or other assets but shall be a notional value that is used solely for the purposes of calculating a Participant’s entitlement to Payments in accordance with Rule 4.1.3.

4.1.3	Entitlement to Payment

A Participant shall be entitled to receive a Payment in respect of their Vested Bonus Units on the Payment Date after the announcement of the Company’s final results for the relevant Plan Year (or from such other event as Rules 5 and 6 provide), and after their Plan Account has been updated in accordance with Rule 4.1.2, based on the following formulae:-

Bonus Unit Price = Bonus Pool/ total number of Bonus Units outstanding

Payment = Vested Bonus Units x Bonus Unit Price

both calculated as at the Measurement Date.

For any part of the Payment to be satisfied in Shares, the number of Shares to be transferred will be calculated using the Share Value as at the Measurement Date.

4.1.4	Cancellation of Bonus Units following Payment

Where the Participant receives a Payment under Rule 4.1.3, the Bonus Units to which such Payment relates shall be immediately cancelled.

The balance of the Bonus Pool after a Payment has been made shall be held or treated as being held in Notional Shares (the amount of which shall be calculated using the Share Value as at the Measurement Date), which shall be carried forward until the next Measurement Date.

4.1.5	Where Dealing Restrictions apply

Where a Participant receives a Payment in Shares, Shares may not be issued or transferred to a Participant while Dealing Restrictions apply. Such Shares shall be issued or transferred as soon as the Dealing Restrictions in question cease to apply.

US

4.1.6

For the avoidance of doubt, the Plan is intended to and shall be construed and operated in all respects to meet the requirements of the short-term deferral exception from section 409A of the US Internal Revenue Code of 1986, as amended and notwithstanding anything to the contrary contained in the Plan, no Payment (including in cash or Shares) to a US Taxpayer under the Plan may be paid later than 2.5 calendar months after the end of the Taxable Year in which the related Vesting occurs (the “Short Term Deferral Period”) and the rules of the Plan shall be interpreted accordingly.

Ashtead Group plc

4.1.7	The Committee may determine that a Payment shall be delayed until any relevant investigation or other procedure relevant to an event falling within the scope of Rule 4.2 has been completed.

4.2	Malus

4.2.1	Notwithstanding any other provision of the Rules, the Committee may:

•

at the time of the determination of a Payment or at any time before reduce the amount of the Payment in cash payable or potentially payable to a Participant in whole or in part (including, for the avoidance of doubt, to nil); and/or

•

at the time of the determination of a Payment which is not in cash or at any time before reduce the number of Shares which may be paid in whole or in part (including, for the avoidance of doubt, to nil); and/or

•

at the time of a Payment or at any time before, reduce the number of Shares or Notional Shares held in the Bonus Pool in whole or in part (including, for the avoidance of doubt, to nil) in the following circumstances:

•	discovery of a material misstatement resulting in an adjustment in the audited consolidated accounts of the Company or the audited accounts of any Group Member; and/or

•	the assessment of any Performance Target or condition in respect of a Payment was based on error, or inaccurate or misleading information; and/or

•	the discovery that any information used to determine the Payment was based on error, or inaccurate or misleading information; and/or

•	action or conduct of a Participant which, in the reasonable opinion of the Committee, amounts to employee misbehaviour, fraud or gross misconduct; and/or

•

events or behaviour of a Participant have led to the censure of a Group Member by a regulatory authority or have had a significant detrimental impact on the reputation of any Group Member provided that the Committee is satisfied that the relevant Participant was responsible for the censure or reputational damage and that the censure or reputational damage is attributable to him.

4.2.2	In determining any reduction which should be applied under Rule 4.2.1, the Committee shall act fairly and reasonably but its decision shall be final and binding.

4.2.3

For the avoidance of doubt, any reduction under Rule 4.2.1 may be applied on an individual basis as determined by the Committee. Whenever a reduction is made under Rule 4.2.1, the relevant entitlement to a Payment shall be treated to that extent as having lapsed.

4.3	Clawback

4.3.1	In this Rule 4.3.1, “Trigger Events” means:

•

discovery of a material misstatement resulting in an adjustment in the audited consolidated accounts of the Company or the audited accounts of any Group Member for a period that was wholly or partly before the end of the Financial Year by reference to which a Payment was determined; and/or

•	the discovery that the assessment of any Performance Target or condition in respect of a Payment was based on error, or inaccurate or misleading information; and/or

•	the discovery that any information used to determine the Payment was based on error, or inaccurate or misleading information; and/or

•	action or conduct of a Participant which, in the reasonable opinion of the Committee, amounts to employee misbehaviour, fraud or gross misconduct; and/or

•	removal of Good Leaver Status by the Committee in accordance with Rule 5.2; and/or

•

events or behaviour of a Participant have led to the censure of a Group Member by a regulatory authority or have had a significant detrimental impact on the reputation of any Group Member provided that the Committee is satisfied that the relevant Participant was responsible for the censure or reputational damage and that the censure or reputational damage is attributable to him.

Ashtead Group plc

Application

4.3.2

Notwithstanding any other provision of the Rules, if at any time during the period commencing when the Participant’s Payment was determined by the Committee and ending 2 years following the date of Payment a Trigger Event occurs, then Rules 4.3.3 to 4.3.7 shall apply.

Clawback Methods

4.3.3	Where Rule 4.3.1 applies, the Committee may in its absolute discretion require the relevant Participant:

•	to pay to the Company (or, if required by the Company, any other person specified by the Company) an amount equivalent to all or part of any Payment to or for the benefit of the Participant; and/or

•

to transfer to the Company (or, if required by the Company, any other person specified by the Company) all or some of the Shares acquired by the Participant (or his nominee) pursuant to the Payment and/or

•

to pay to the Company (or, if required by the Company, any other person specified by the Company) an amount equivalent to all or part of the proceeds of sale or, in the event of a disposal of the Shares at a price which the Committee reasonably determines was less than market value at the time of disposal and where the disposal was not made at arm’s length, an amount equivalent to the market value (as reasonably determined by the Committee) at the time of disposal of all or some of the Shares acquired pursuant to the Payment; and/or

•

to pay to the Company (or, if required by the Company, any other person specified by the Company) an amount equivalent to all or part of the amount of any cash in respect of Shares paid to or for the benefit of the Participant; and/or

•

to pay to the Company (or, if required by the Company, any other person specified by the Company) an amount equivalent to all or part of any benefit or value derived from or attributable to the Shares referred to above (including but not limited to any special dividend or additional or replacement shares) on such terms as the Committee may reasonably direct, less in each case the amount of the Tax Payment actually paid (or due to be paid) by the Participant in respect of the Payment and/or payment of cash in respect of Shares.

Participant’s obligation to recover tax

4.3.4

In addition to the obligation of the Participant as described in Rule 4.3.3, the Participant shall use his best endeavours to seek and obtain repayment or credit from HM Revenue and Customs (“HMRC”) or any relevant overseas tax authority of the Tax Payment paid on the Participant’s behalf in relation to the Payment and/or the cash payable to the Participant in respect of the Shares as soon as reasonably practicable and to notify the Company of such claim and/or receipt of any credit or payment by HMRC (or any relevant overseas tax authority) in this regard. The Committee shall procure that the Company provides reasonable assistance to the Participant to seek and obtain such repayment or credit. Following such notification, the Company will be entitled to require the Participant to make a payment to it, within 30 days of an amount equivalent to the amount of any payment or credit received from HMRC (or any relevant overseas tax authority).

Timing of payments and repayments

4.3.5	Any payments or repayments made by the Participant under this Rule 4.3 shall be made within 30 days of the date the Participant is notified in writing of the amount due.

Additional methods of effecting clawback

4.3.6	In addition to or in substitution for the actions described above that the Committee may take under Rule 4.3.3 (the “Actions”), the Committee may:

•	reduce the amount of any future bonus payable to the Participant (whether under the Plan or any other bonus plan); and/or

•

determine that the number of Shares over which an award or right to acquire Shares is to be granted to the Participant under any Employees’ Share Scheme operated by any Group Member shall be reduced by such number as the Committee may determine; and/or

•

reduce the number of Shares (including, for the avoidance of doubt, to nil) subject to any award or right to acquire Shares which has been granted to the Participant under any Employees’ Share Scheme operated by any Group Member (other than any tax-advantaged employee share plan that complies with the requirements of Schedules 2 to 4 of the Income Tax (Earnings and Pensions) Act 2003) before the date on which the relevant award or right vests or becomes exercisable by such number as the Committee may determine; and/or

•

reduce the number of Shares (including, for the avoidance of doubt, to nil) subject to any option to acquire Shares which has been granted to the Participant under any Employees’ Share Scheme operated by any Group Member (other than any tax-advantaged employee share plan that complies

Ashtead Group plc

with the requirements of Schedules 2 to 4 of the Income Tax (Earnings and Pensions) Act 2003) which has vested but not yet been exercised by such number as the Committee may determine,

provided that the total amount represented by such reductions and any amount or value payable to the Company under paragraphs pf 4.3.3 above shall not, in the Committee’s reasonable opinion, exceed the amount or value which would have been due if the Committee had only carried out the Actions.

General provisions

4.3.7

In carrying out any action under this Rule 4.3, the Committee shall act fairly and reasonably but its decision shall be final and binding. For the avoidance of doubt, any action carried out under this Rule 4.3 may be applied on an individual basis as determined by the Committee. Whenever a reduction of an award, right to acquire Shares or option is made under this Rule 4.3, the relevant award, right to acquire Shares or option shall be treated to that extent as having lapsed.

Interaction with other plans

4.3.8	The Committee may determine at any time to reduce the number of Shares subject to a share award (including, for the avoidance of doubt, reducing to nil) either:

•

to give effect to one or more provisions of any form which are equivalent to those in Rule 4.3 (“Clawback Provisions”) contained in any Employees’ Share Scheme operated by any Group Member (other than the Plan) or any bonus plan operated by any Group Member; or

•	as an alternative to giving effect to any such Clawback Provision.

4.4	Other Restrictions

A Participant may not transfer, pledge. charge or assign or otherwise dispose of their rights under the Plan, which are personal to them, except as provided by the Rules. If a Participant shall do, suffer or permit any such restricted act in relation to any of their Awards, such Award shall lapse immediately.

5	Termination of Employment

5.1	General Rule

Subject to Rule 5.2, if a Participant ceases to be in Relevant Employment with a Group Member for any reason any Bonus Units that have not Vested shall be immediately cancelled and his Bonus Pool shall be forfeit and he shall not be entitled to any further Payments under the Plan.

5.2	Special Cases

Notwithstanding Rule 5.1 if a Participant dies, or ceases to be in Relevant Employment by reason of;

•	Injury, ill-health or disability;

•	redundancy within the meaning of the Employment Rights Act 1996 or equivalent legislation;

•	retirement by agreement with the company by which he is employed;

•	the Participant being employed by a company which ceases to be a Group Member;

•	the Participant being employed in an undertaking or part of an undertaking which is transferred to a person who is not a Group Member; or

•	any other circumstances if the Committee decides in any particular case (collectively “Good Leaver Status”);

the Committee shall have discretion to determine whether the Participant’s Bonus Units shall:-

•	Vest on the original dates set out in the Annual Bonus Schedule; or

•	Vest on the date of cessation; or

•	Vest at the completion of the Bonus Plan Period; or

•	a combination of the above.

The Committee will continue to apply Rule 4 in determining any Payments to be made. For the purposes of Rule 4.1 the Committee will calculate the Bonus Plan Contribution (or Bonus Plan Deduction, if applicable) for the year of cessation pro-rated to the number of days in the Plan Year served by the Participant up to the date of termination and taking into account the level of satisfaction of the Performance

Ashtead Group plc

Targets at the next Measurement Date; provided that the Committee retains discretion to dis-apply prorating in full or in part.

It should be noted that the Committee can withdraw Good Leaver Status once granted in its discretion for matters including but not limited to a failure to comply with the Participant’s post termination contractual restrictions. In such circumstances the Participant shall be treated as if Rule 5.1 applied at their date of cessation and any Bonus Units that have not Vested shall be immediately cancelled and his Bonus Pool shall be forfeit and he shall not be entitled to any further Payments under the Plan. Where Payments have been made to the Participant on or after his cessation of employment and prior to the Committee’s withdrawal of Good Leaver Status Rule 4.2 (Malus) and Rule 4.3 (clawback) shall apply. For the purposes of Rule 4.3.1 the circumstances giving rise to the removal of Good Leaver Status by the Committee shall be a Trigger Event.

5.3	Meaning of ceasing to be in Relevant Employment

For the purposes of the Plan, a Participant shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with any Group Member.

6	Takeover, Reconstruction, Amalgamation or Winding-up of Company

6.1	General Rule

This Rule 6 does not apply where Rule 7 (Exchange of Awards) applies.

If Rule 7 does not apply, and any event described in Rules 6.2 to 6.5 (inclusive) occurs:-

If the relevant event occurs before the final Measurement Date of the Bonus Plan Period, unless the Bonus Units are to be exchanged under Rule 7, the date of the event shall be the final Measurement Date for the purposes of that Award. Further, unless the Committee determines otherwise, the Measurement Date shall be brought forward to the date of the relevant event and the Committee shall apply Rule 4 to determine the Payment to be made. For the purposes of Rule 4.1 the Committee will calculate the Bonus Plan Contribution (or Bonus Plan Deduction if applicable) pro-rated to the amount of the Plan Year completed on the date of the event and taking into account the level of satisfaction of the Performance Targets at this date provided that the Committee shall have discretion on the level of any pro-rating to time. Any Payment shall be made as soon as practicable after the Committee has exercised its discretion.

6.2	Takeover

Subject to Rule 7 where a person individually or with others Acting In Concert with him obtains Control of the Company as a result of making an offer to acquire Shares, all Bonus Units shall immediately Vest in full on the date the person or persons obtains Control.

6.3	Compulsory acquisition of Company

Subject to Rule 7, if a person becomes entitled or bound to acquire Shares in the Company in accordance with sections 979 to 982 of the Companies Act 2006, all Bonus Units shall immediately Vest in full.

6.4	Reconstruction or amalgamation of Company

Subject to Rule 7, if a person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006, all Bonus Units shall immediately Vest in full on the date the person obtains Control.

6.5	Winding-up of Company

Subject to Rule 7 if notice is given of a resolution for the voluntary winding-up of the Company all Bonus Units shall immediately Vest in full on the date notice is given.

Ashtead Group plc

6.6	Demergers and Other Events

Subject to Rule 7 the Committee acting fairly and reasonably and taking account of the circumstances may determine that Bonus Units shall Vest (in full or in part) on a date to be determined by the Committee if it becomes aware that the Company will be affected by a demerger, distribution (which is not an ordinary dividend) or other transaction not otherwise covered by the Rules.

6.7	Notification of Participants

The Committee shall, as soon as reasonably practicable, notify each Participant of the occurrence of any of the events referred to in this Rule 6 and explain how this affects their position under the Plan.

6.8	Vesting of Awards and corporation tax deduction

Where the Committee is aware that an event is likely to occur under Rule 6 in respect of which Awards will Vest in circumstances where the conditions for relief under Part 12 of the Corporation Tax Act 2009 (or equivalent legislation) may not be satisfied or such circumstances as the Committee consider it preferable for the Award to Vest, the Committee may determine that the Awards Vest in accordance with Rule 6 immediately prior to the event taking place.

7	Exchange of Awards

7.1	Where Exchange Applies

Bonus Units will not Vest under Rule 6 but will be exchanged for a new award (“New Award”) under this Rule to the extent that:-

•	An offer to exchange the Award with a New Award is made and accepted by the Participant; or

•	The Committee, and if relevant, with the consent of the persons acquiring Control, decide that Awards will be automatically exchanged for New Awards.

7.2	Terms of Exchange

The following applies in respect of New Awards:

•	The Award Date of the New Award shall be deemed to be the same as the Award Date of the existing Award.

•	The New Award will be in respect of the shares in a company determined by the Committee and if relevant, with the consent of the persons acquiring Control of the Company.

•

In the application of the Plan to the New Award, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Award relates save that in the definition of “Committee” the reference to “Company” shall be read as if it were a reference to Ashtead Group plc.

•	The New Award must be equivalent to the existing Award and subject to the bullet below, it will Vest at the same time and in the same manner as the existing Award.

•

Where Bonus Units are exchanged, the Committee and if relevant, with the consent of the persons acquiring Control of the Company, may make such adjustments as it deems necessary to ensure as far as reasonably possible that the interests of Participants are not affected either favourably or unfavourably.

8	Lapse of Awards

Notwithstanding any other provision of the Rules, an Award shall lapse on the earliest of:

•	the Participant ceasing to be in Relevant Employment, subject to Rule 5;

•	any date expressly provided for under these Rules; or

•	the date on which the affected Participant becomes bankrupt or enters into a compromise with his creditors generally unless the Committee determines otherwise.

Ashtead Group plc

9	Shares and Notional Shares

The Committee shall determine what proportion of the Participant’s Bonus Pool shall be held in Shares or Notional Shares. The Committee may determine that part or all of a Payment is satisfied by the transfer of Shares. In the event of a Reorganisation the number of Notional Shares or Shares held in a Bonus Pool shall be adjusted in such manner and with effect from such date as the Committee may determine to be appropriate.

General

The Company shall ensure when necessary that it is in a position to satisfy or procure the satisfaction of all rights to Shares from time to time subsisting under the Plan, taking account of the other obligations of the Company’ in relation to the provision of Shares.

The Trustees may in their absolute discretion and at the request of the Committee agree to undertake the responsibility of satisfying a Payment on behalf of the Company.

10	Accounting for Tax and Social Security

10.1	Deductions

The grant of an Award shall be conditional upon the agreement of the Eligible Employee to indemnify the Company or his employing Group Member (as the case may be) for any Tax Payment for which such Group Member is obliged to account on his behalf in respect of the Award, such agreement to be deemed by the failure of the Eligible Employee to renounce the Award in accordance with Rule 1.2.4.

Where a Group Member is obliged to make a Tax Payment on behalf of a Participant, the grant or Vesting of the Award shall not take place or the Payment shall not be made, unless:-

•	the Group Member has received payment prior to the grant, Vesting or Payment from the Participant of an amount not less than the Tax Payment; or

•

the Group Member has deducted the Tax Payment from his remuneration or sold or withheld sufficient Shares to meet such Tax Payment, the Participant’s agreement to such deduction, sale or withholding shall be deemed to be given unless withdrawn by written notice to the Company.

The Committee may determine that any Award granted under the Plan shall be subject to additional and/or modified terms and conditions relating to the grant of an Award or the Vesting of any Bonus Units as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may apply to the relevant Eligible Employee, Participant or Group Member.

In exercising its discretion under this Rule 10.1 the Committee may:-

•

require an Eligible Employee and/or a Participant to make such declarations or take such other action as may be required for the purpose of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may be applicable to him at the Award Date or Vesting; and

•

adopt any supplemental rules or procedures governing the grant of an Award or the Vesting of any Bonus Units as may be required for the purpose of any securities, exchange control or taxation laws, regulations, practice or other laws of any territory which may be applicable to an Eligible Employee or Participant.

11	Issue and Listing of Shares

11.1	Rights attaching to Shares

All Shares issued and/or transferred under the Plan shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with

Ashtead Group plc

the shares of the same class in issue at the date of issue or transfer save as regards any rights attaching to such Shares by reference to a record date prior to the date of such issue or transfer.

11.2	Listing of Shares

If and so long as Shares are listed on the Official List and traded on the London Stock Exchange, the Company will apply for the listing of any Shares issued under the Plan as soon as practicable.

12	Relationship of Plan to Contract of Employment

12.1	Contractual Provisions

12.1.1	No provisions in the Plan form part of any contract of employment between any Group Member and a Participant.

12.1.2

Nothing in the Plan or in any document issued pursuant thereto shall confer upon any person any right to continue to be employed by any Group Member or shall affect the right of any Group Member to terminate the employment of any person, or shall impose upon any Group Member or employees of such Group Member, the Committee or their respective servants or agents any liability for the loss of any rights under the Plan which may result if that person’s employment is so terminated (whether such termination is in breach of the relevant terms and conditions of employment or otherwise).

12.1.3

A Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of any loss of any actual or prospective right or benefits under the Plan which he might otherwise have enjoyed, including without limitation being unable to acquire or retain Bonus Units, or any interest in Bonus Units, pursuant to an Award in consequence of:-

•	the Participant giving or receiving notice of termination of his office or employment (whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair);

•

the loss or termination of his office or employment with the Company or any present or past Group Member for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);

•	the exercise by the Committee of any discretion in accordance with any Rule of this Plan; or

•	for any other reason;

and whether such compensation is claimed by way of damages for wrongful or unfair dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

12.2	Deemed Agreement

By accepting the grant of an Award, a Participant is deemed to have agreed to the provisions of these Rules, including this Rule 12.

13	Administration of Plan

13.1

The Company and the Committee where appropriate, shall be responsible for, and shall have the conduct of, the administration of the Plan. The Committee may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall not be inconsistent with the Rules.

13.2

The decision of the Committee shall be final and binding in all matters relating to the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

13.3

Where the Grantor is not the Company and has made, or proposes to make, an Award, the Grantor shall consult with, and take account of the wishes of, the Committee before making any determination or exercising any power or discretion under the Plan.

Ashtead Group plc

13.4

Where the Grantor is not the Company, the Grantor and an Award Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations including its obligation under section 421J of ITEPA 2003 or equivalent legislation.

13.5	All Awards shall be made entirely at the discretion of the Committee.

13.6	The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary or the Grantor.

14	Data Protection

By accepting the grant of an Award, a Participant is deemed to consent to the holding, processing and transfer of their personal data by or to the Company, any Group Member, the Trustees, any third party broker, registrar, administrator or any future purchaser of the Company or relevant Group Member employing the Participant for all purposes relating to the operation or administration of the Plan, including to countries or territories outside the European Economic Area.

15	Amendments

15.1

Subject to Rules 15.2 and 15.3, the Committee may from time to time amend the Rules (including, for the purposes of establishing a sub-plan for the benefit of employees or other persons located overseas).

15.2

Where the Company seeks shareholder approval for the Plan in General Meeting then following this approval; without the further prior approval of the Company’s shareholders in General Meeting, an amendment to the Rules may not be made for the benefit of existing or future Participants if the amendment relates to:

•	the basis for determining an Eligible Employee’s entitlement (or otherwise) to be granted an Award;

•	the persons to whom an Award may be granted;

•	the Maximum Annual Contribution;

•	the adjustment of Awards on a Reorganisation; or

•	this Rule 15.2

For the avoidance of doubt, the following amendments to the Plan shall be permitted without subsequent shareholder approval:

•	an amendment which is of a minor nature and benefits the administration of the Plan; or

•

an amendment which is of a minor nature and is necessary or desirable in order to take account of a change of legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants in the Plan, the Company or some other Group Member.

Subject to the above, the Committee may add to, vary, or amend the Rules by way of a separate schedule in order that the Plan operates in compliance with all requisite local legislative and regulatory requirements as may apply to Participants and/or the relevant Group Company.

15.3

No amendment may be made which would have a material and adverse effect on the subsisting rights of a Participant unless the Participant (or in the case of a change affecting more than one Participant, the majority in number of such participants) has approved the amendment.

15.4

Nothing in these Rules confers any benefit, right or expectation on a person who is not a holder of an Award or is otherwise a Participant under the Plan. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of these Rules.

Ashtead Group plc

16	Notices

16.1

Save as provided for by law, any notice, document or other communication given by, or on behalf of, the Grantor to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is in Relevant Employment if sent by e-mail to such e-mail address as may be specified by him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

16.2

Save as provided for by law any notice, document or other communication given to a Grantor in connection with the Plan shall be delivered by hand or sent by email, fax or prepaid post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Participants but shall not in any event be duly given unless it is actually received at the registered office or such e-mail or postal address.

17	Governing Law and Jurisdiction

17.1	The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Award made under it shall be governed by English law.

17.2

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Rule 17 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. By accepting the making of an Award, a Participant is deemed to have agreed to submit to such jurisdiction.